CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of March, 2006. BETWEEN:

DELTA OIL & GAS, INC., a Colorado corporation having offices at 1122 6th Avenue N., Seattle, Washington, USA, 98109; (the "Company")

AND:

LAST MOUNTAIN MANAGEMENT, INC., an British Columbia, Canada corporation with offices at 608 Sandollar Place, Tsawwassen, British Columbia, Canada, V4L 2G9;
(the "Contractor")

WHEREAS the Company has offered to engage the services of the Contractor to provide certain corporate development and consulting services to the Company and the Contractor has agreed to provide such services on the terms and subject to the conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of lltc premises and mutual agreements contained herein the parties hereto agree as follows:

1.Contractor's Duties

1.1   The Contractor shall provide the following corporate maintenance, business development and consulting services to the Company:

(a)
engage in the maintenance of the corporate structure and current business of the corporation as well as business development activities for the Company in the ordinary course of business of the Company;

(b)	assist the Company in seeking out and evaluating potential opportunities for the Company in the oil and gas sector with a view to expanding the Company's asset base and revenue streams; and

(c)	in order to serve the Company better, the Contractor shall maintain a branch office at its home for the purposes of performing the Duties as set out herein.

2.  Contractor's Remuneration, Expenses and Incentive Stock

2.1  The Company shall pay to the Contractor end $5,000 plus G.S.T. on the last day of each calendar month.

2.2  The Company shall, in consideration of the Contractor's services, issue to the Contractor or its designee 500,000 common shares of the Company's capital stock on January 1, 2007 and additional lots of 500,000 on an annual basis so long as this Agreement is in good standing. The cost base of these securities issued shall be par value.

2.7  The Company shall reimburse the Contractor for postage, telephone, facsimile and email expenses incurred by the Contractor in connection with taking up and performing the Duties, provided that the Contractor receives approval from the president of the Company prior- to incurring such expenses and provides receipts or other proof of such expenses..

3.  Term of Agreement

3.1  The term of this Agreement shall commence on April 1, 2006 and shall continue for a period of one year. Thereafter, the Agreement shall continue on a month to month basis until either party gives notice to the other that the agreement is terminated subject to section 5.5.

3.2   If the Agreement is terminated by either party, any stock-based compensation earned but not yet issued shall be issued upon the termination date.

4.  Confidentiality

4.1   Subject to subsection 4.2, the Contractor shall not, either during the term hereof, or at any time thereafter, to the detriment of the Company:

(a) disclose any information pertaining to the Company which the Contractor acquires in the course of performing the Duties;

(b)  use for the Contractor's own purpose or for any purpose other than that of the Company any information which the Contractor acquires in the course of performing the Duties in relation to the business of the Company.

4.2    The obligation under subsection 4.1 will not apply with respect to information.

(a)	which at the time of its disclosure to the Contractor was or subsequently becomes (through no act on the part of the Contractor) available to the public;

(b)	in respect of which the Contractor has received the prior authorization of the Company to disclose or communicate such information, or any part thereof, to third parties without restriction; or

(c)	in respect of which the Contractor has an obligation under applicable laws to disclose such information.

5.General Provisions

Entire Agreement

5.1  This Agreement constitutes the entire agreement between the parties and supersedes all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

Amendment
5.2  This Agreement may not be amended except by written agreement of the parties hereto. Enurement

5.3  This Agreement shall enure to the benefit of and be binding upon the Company and the Contractor and their respective heirs, executors, representatives, administrators, successors and permitted assigns.

Governing Law

5.4This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

Termination

5.5 The Company has the right to cancel the contract at any time within any six month term by giving thirty days written notice according to section 5.6. The Company will pay the contractor up to the end of the last calendar month in which the 30th day of the notice occurs and any earned but unissued common stock shall be immediately issued.

Notices

5.6 Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be either delivered or sent by telecopy or similar facsimile transmission (receipt confirmed) to the party hereto to whom such notice or other communication is to be given at the address below or at such other address as is designated by that party hereto in writing:

(a) if to the Company, to:	(b) if to the Contractor, to:
Delta Oil & Gas, Inc. 1122 6th Avenue N. Seattle, Washington 98109	Last Mountain Management, Inc, 608 Sandollar Place Tsawwassen, British Columbia Canada, V4L 2G9

Ph: 604.602.1500 Fax: 604.602.1525	Ph: 604.948.9408

Attention: Mr. Douglas N. Bolen, President

Any such notice or communication shall be deemed to have been given and received on the date of sending if sent by facsimile (provided that such date is a business day, otherwise such notice or communication shall be deemed to have been given and received on the next business day) or upon receipt by a responsible officer of the addressee if delivered.

Compliance With Regulatory and Legal Statutes

5.6  The contractor shall at all times ensure that its activities on behalf of the Company arc executed according to the laws and regulatory requirements of all jurisdictions in which it disseminates information and shall be solely liable and responsible for any and all compliance with NASD and SEC regulations of the United States.

IN WITNESS WHEREOF the Company has executed this Agreement by its duly authorized officer and the Contractor has hereunto set his hand and seal as of the date first above written.

DELTA OIL & GAS, INC.

/s/ Douglas Bolen

Signature of Authorized Signatory

Douglas Bolen, President

Print Name and Position

LAST MOUNTAIN MANAGEMENT, INC.

/s/ Douglas Bolen

Signature of Authorized Signatory

Douglas Bolen, President

Print Name and Position